SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 F O R M  8-K



                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      February 26, 1999
                                                 -----------------------

                           MARK IV INDUSTRIES, INC.
------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)


       1-8862                                           23-1733979
-----------------------                      ---------------------------
(Commission File Number)                   (IRS Employer Identification No.)



501 John James Audubon Pkwy.,  Amherst, New York         14226-0810
------------------------------------------------         ----------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:      (716) 689-4972
                                                    --------------------

___________________________________________________________________________
        (Former name or former address, if changed since last report.)

Item 2 - Acquisition or Disposition of Assets
---------------------------------------------

On February 26, 1999, Mark IV Industries, Inc. ("Mark IV" or the "Company") completed the sale of its Automotive Filter Business to Arvin Industries,Inc. ("Arvin") for $276.0 million. The sale was completed in accordance with the terms of the related Purchase Agreement dated as of February 8, 1999. The purchase price was paid in cash, less the assumption of approximately $6.0 million of debt, and is subject to adjustment based upon an audit of the Closing Balance Sheet in accordance with the provisions of the Purchase Agreement.

The Company's Automotive Filter Business was part of its Purolator Products Company ("Purolator"), which was acquired by Mark IV in 1994. All assets, liabilities and operations of Purolator that were unrelated to its Automotive Filter Business were transferred out of Purolator into other subsidiaries of Mark IV immediately prior to the Closing. The Purolator entity, made up solely of the Automotive Filter Business, with annual revenue of approximately $345.0 million, was then sold to Arvin. As a result, Mark IV continues its ownership of Purolator's specialty filtration operations, which have annual revenue of approximately $150.0 million, and serve industrial, transportation, petroleum, chemical and consumer markets around the world.

During the Company's fiscal quarter ended February 28, 1999, the Company also sold several smaller business units for net cash consideration of approximately $15.0 million.

The proceeds from these divestitures will be used initially to reduce indebtedness outstanding under the Company's Credit Agreement, with the balance invested in short-term securities. Thereafter, the proceeds will be utilized to fund strategic acquisitions, and/or to repurchase shares of the Company's common stock or subordinated debentures, as market conditions warrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------


(a)    Financial Statements of Business Acquired. -  Not applicable.


(b)    Pro Forma Financial Information.

      The Pro Forma (unaudited) Consolidated Statements of Income for the fiscal year ended February 28, 1998 and the nine-month period ended November 30, 1998 set forth below present the Company's results of operations for such periods as if the Company had disposed of its Automotive Filter Business as of the beginning of such periods. Such statements also give effect to the Company's dispositions of its other smaller business units as if they also had occurred as of the beginning of such periods. Interest costs have been allocated to the discontinued operations based upon the net proceeds received for such transactions, and the weighted average interest rate of the Company's outstanding long-term debt.

      The Pro Forma (unaudited) Consolidated Condensed Balance Sheet as of November 30, 1998 set forth below presents the financial position of the Company as if it had disposed of the businesses as of that date. Such balance sheet combines the Company's unaudited Consolidated Condensed Balance Sheet as of November 30, 1998, with appropriate adjustments to reflect the transactions identified above and the utilization of the net proceeds to reduce long-term debt.

      The Pro Forma Financial Statements have been prepared on the basis of preliminary estimates which are subject to adjustment. The Pro Forma Financial Statements may not be indicative of the results that actually would have been achieved if the dispositions had been effected on the dates indicated, or the results which may be achieved in the future. The Pro Forma Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company.


                                 MARK IV INDUSTRIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                           FOR THE YEAR ENDED FEBRUARY 28, 1998
                       (Amounts in Thousands, Except Per Share Data)



                                                               Pro Forma
                                           As Reported (1)  Adjustments (2)   Pro Forma
                                           --------------   ---------------   ---------

Net sales from continuing operations         $2,210,200        $(365,900)     $1,844,300
                                             ----------        ---------      ----------
Operating costs:
  Cost of products sold                       1,497,000         (273,600)      1,223,400
  Selling and administration                    346,500          (43,200)        303,300
  Research and development                       48,500           (5,100)         43,400
  Depreciation and amortization                  79,900          (13,600)         66,300
                                             ----------        ---------      ----------
     Total operating costs                    1,971,900         (335,500)      1,636,400
                                             ----------        ---------      ----------
    Operating income                            238,300          (30,400)        207,900
Interest expense                                 61,600          (18,000)         43,600
                                             ----------        ---------      ----------
  Income from continuing operations,
   before provision for taxes                   176,700          (12,400)        164,300
Provision for taxes                              67,500           (4,700)         62,800
                                             ----------        ---------      ----------
  Income from continuing operations          $  109,200        $  (7,700)     $  101,500
                                             ==========        =========      ==========

Income from continuing operations
 per share of common stock:

  Basic                                      $     1.70                       $     1.58
                                             ==========                       ==========

  Diluted                                    $     1.66                       $     1.55
                                             ==========                       ==========

Weighted average number of shares
 outstanding:

  Basic                                          64,100                           64,100
                                             ==========                       ==========
  Diluted                                        67,400                           67,400
                                             ==========                       ==========






See notes following.

                                 MARK IV INDUSTRIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE NINE MONTH PERIOD ENDED NOVEMBER 30, 1998
                       (Amounts in Thousands, Except Per Share Data)


                                                               Pro Forma
                                           As Reported (3)  Adjustments (2)   Pro Forma
                                           --------------   --------------    ---------

Net sales                                    $1,763,200       $ (278,800)     $1,484,400
                                             ----------       ----------      ----------
Operating costs:
  Cost of products sold (including
   repositioning charge)                      1,275,700         (213,300)      1,062,400
  Selling and administration                    270,500          (33,100)        237,400
  Research and development                       42,500           (4,100)         38,400
  Depreciation and amortization                  73,600          (12,000)         61,600
                                             ----------       ----------      ----------
     Total operating costs                    1,662,300         (262,500)      1,399,800
                                             ----------       ----------      ----------
    Operating income                            100,900          (16,300)         84,600

Interest expense                                 50,100          (13,500)         36,600
                                             ----------       ----------      ----------
  Income before provision for taxes              50,800           (2,800)         48,000
Provision for income taxes                       16,000           (1,000)         15,000
                                             ----------       ----------      ----------
  Income from continuing operations          $   34,800       $   (1,800)     $   33,000
                                             ==========       ==========      ==========

Income from continuing operations
 per share of common stock:

  Basic:
   Before repositioning charge               $     1.29                       $     1.26
   Repositioning charge                            (.69)                            (.69)
                                             ----------                       ----------
     Total                                   $      .60                       $      .57
                                             ==========                       ==========

  Diluted:
   Before repositioning charge               $     1.22                       $     1.19
   Repositioning charge                            (.60)                            (.60)
                                             ----------                       ----------
     Total                                   $      .62                       $      .59
                                             ==========                       ==========


Weighted average number of shares
 outstanding:

  Basic                                          57,900                           57,900
                                             ==========                       ==========
  Diluted                                        66,500                           66,500
                                             ==========                       ==========






See notes following.

                                 MARK IV INDUSTRIES, INC.
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
                                    November 30, 1998
                                  (Dollars in Thousands)

                                                             Pro Forma
                                        As Reported (4)    Adjustments (5)   Pro Forma
                                        --------------     --------------    ---------


ASSETS

Current Assets:
  Cash and short-term investments           $    1,300        $    -         $    1,300
  Accounts receivable                          460,300          (62,300)        398,000
  Inventories                                  364,300          (67,500)        296,800
  Other current assets                         144,700            6,700         151,400
                                            ----------        ---------      ----------
    Total current assets                       970,600         (123,100)        847,500

Pension and other non-current assets           239,300          (58,700)        180,600
Property, plant and equipment, net             664,900         (105,100)        559,800
Cost in excess of net assets acquired          431,300          (64,700)        366,600
                                            ----------        ---------      ----------
     TOTAL ASSETS                           $2,306,100        $(351,600)     $1,954,500
                                            ==========        =========      ==========

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current
   maturities of debt                       $   66,200        $  (6,300)     $   59,900
  Accounts payable                             232,000          (22,800)        209,200
  Compensation related liabilities              78,600           (3,600)         75,000
  Accrued interest                              11,700             (100)         11,600
  Other current liabilities                    107,400           (1,300)        106,100
                                            ----------        ---------      ----------
    Total current liabilities                  495,900          (34,100)        461,800
                                            ----------        ---------      ----------
Long-Term Debt:
  Senior debt                                  161,900         (131,400)         30,500
  Subordinated debentures                      772,700         (148,200)        624,500
                                            ----------        ---------      ----------
    Total long-term debt                       934,600         (279,600)        655,000
                                            ----------        ---------      ----------
Other non-current liabilities                  263,800          (30,300)        233,500
                                            ----------        ---------      ----------
Stockholders' Equity:
  Preferred stock                                 -                -               -
  Common stock                                     500             -                500
  Additional paid-in capital                   452,300             -            452,300
  Retained earnings                            190,900           (7,600)        183,300
  Foreign currency translation adjustment      (31,900)            -            (31,900)
                                            ----------        ---------      ----------
    Total stockholders' equity                 611,800           (7,600)        604,200
                                            ----------        ---------      ----------
    TOTAL LIABILITIES &
     STOCKHOLDERS' EQUITY                   $2,306,100        $(351,600)     $1,954,500
                                            ==========        =========      ==========


See notes following.

                           MARK IV INDUSTRIES, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) Represents the Company's Consolidated Statement of Income for its fiscal year ended February 28, 1998, as presented in its Annual Report on Form 10-K for the year then ended.
(2) Represents the elimination of the results of operations of the Purolator Automotive Filter Business and the Company's smaller discontinued operations for the period, and the allocation of the net proceeds to reduce interest expense as if the transactions had occurred at the beginning of the period.
(3) Represents the Company's Consolidated Statement of Income for the nine-month period ended November 30, 1998, as presented in its Quarterly Report on Form 10-Q for the period then ended.
(4) Represents the Company's unaudited Consolidated Condensed Balance Sheet as of November 30, 1998 as presented in its Quarterly Report on Form 10-Q for the period then ended.
(5) Represents the elimination of the net assets of the discontinued businesses, and the application of the net proceeds to pay down indebtedness under the Company's Credit Agreement, and to repurchase certain of the Company's outstanding subordinated debentures.



Item 7(c)  Exhibits
-------------------

  10.1 * Copy of Purchase Agreement, dated as of February 8, 1999, between Mark IV Industries, Inc. and Arvin Industries, Inc. (exclusive of Schedules and Ancillary Agreements).


_______

*   Filed herewith by direct transmission pursuant to the EDGAR Program.

                                  SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    MARK IV INDUSTRIES, INC.


                                    BY:   /s/ Richard L. Grenolds
                                          ------------------------
                                          Richard L. Grenolds
                                          Vice President and Chief
                                           Accounting Officer





Dated:  March 15, 1999
        --------------